UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 26, 2025

HEALTHY EXTRACTS INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-55572 (Commission File Number)	47-2594704 (I.R.S. Employer Identification No.)

7375 Commercial Way, Suite 125 Henderson, NV 89011 (Address of principal executive offices) (zip code)

(702) 463-1004 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                   [_]

Section 1 – Registrant’s Business and Operations

Item 1.01Entry into a Material Definitive Agreement.

Item 1.02Termination of a Material Definitive Agreement.

Acquisition of Gummy USA LLC

On July 19, 2025, we entered into a Membership Interest Purchase Agreement (the “MIPA”) with Gummy USA LLC (“GUSA”) and its sole-member, Donald Swanson (“Swanson”), pursuant to which we acquired one-hundred percent (100%) of the outstanding membership interests of GUSA, which became our wholly-owned subsidiary. As consideration for the purchase, we issued thirteen million seventy-five thousand nine hundred twenty (13,075,920) shares of our common stock (the “Purchase Shares”) which represented 77.5% of our issued and outstanding common stock after the transaction, to Swanson. In addition, Swanson was granted anti-dilution rights to maintain that same ownership percentage in the event of the exercise of any of our 154,306 outstanding options and warrants.

In connection with, and as a material term of, the transaction, effective on July 19, 2025, Donald Swanson was appointed to our Board of Directors as our fourth director, Chairman, and as our President (Swanson was appointed as our CEO on September 16, 2025). Kevin “Duke” Pitts, who was our President prior to the transaction, was appointed as our Chief Executive Officer (Pitts was appointed as our President and COO on September 16, 2025). Further in connection with the transaction, Robert Madden, our Secretary and Chief Financial Officer, was appointed as the Manager of GUSA.

Rescission of Gummy USA LLC Acquisition and Appointment of Director; Merger Agreement

On September 26, 2025, we rescinded the MIPA as of its effective date. On September 30, 2025, we entered into an Agreement and Plan of Merger with GUSA and Swanson, pursuant to which GUSA was merged with and into our wholly-owned subsidiary, HE Gummy USA, Inc., a Nevada corporation. We re-issued the Purchase Shares, which continued to represent 77.5% of our issued and outstanding common stock after the transaction, to Swanson. In addition, Swanson was granted anti-dilution rights to maintain that same ownership percentage in the event of the exercise of any of our 154,306 outstanding options and warrants.

In connection with, and as a material term of, the rescission, the appointment of Swanson to our Board of Directors was also terminated as of its effective date, and effective on September 30, 2025, Donald Swanson was re-appointed to our Board of Directors as our fourth director, Chairman, and as our Chief Executive Officer. Kevin “Duke” Pitts, who was our President prior to the transaction, was re-appointed as our President and Chief Operating Officer. Further in connection with the transaction, Robert Madden, our Secretary and Chief Financial Officer, was re-appointed as the Manager of GUSA.

Section 2 – Financial Information

Item 2.01Completion of Acquisition or Disposition of Assets.

See the description of the Acquisition of Gummy USA LLC in Item 1.01 and 1.02.

Section 3 – Securities and Trading Markets

Item 3.02Unregistered Sales of Equity Securities.

See the description of the Acquisition of Gummy USA LLC in Item 1.01 and 1.02.

In connection with the transaction, effective as of September 30, 2025 and as consideration for the purchase, we issued thirteen million seventy-five thousand nine hundred twenty (13,075,920) shares of our common stock (the “Purchase Shares”) which represents 77.5% of our issued and outstanding common stock after the transaction, to Donald Swanson, who was appointed as a member of our Board of Directors, Chairman, and as our President. In addition, Swanson was granted anti-dilution rights to maintain that same ownership percentage in the event of the exercise of any of our 154,306 outstanding options and warrants. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, there was no solicitation, and Swanson is an accredited and sophisticated shareholder.

Section 5 – Corporate Governance and Management

Item 5.01Changes in Control of Registrant.

See the description of the Acquisition of Gummy USA LLC in Item 1.01 and 1.02.

There are no arrangements that may at a subsequent date result in a further change of control.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See the description of the Acquisition of Gummy USA LLC in Item 1.01 and 1.02.

In connection with, and as a material term of, the transaction, effective on September 30, 2025, Donald Swanson was re-appointed to our Board of Directors as our fourth director, Chairman, and as our Chief Executive Officer. Kevin “Duke” Pitts, who was our President prior to the transaction, was re-appointed as our President and Chief Operating Officer.

Donald Swanson, age 67, was appointed as a member of our Board of Directors, Chairman, and as our Chief Executive Officer on September 30, 2025. Mr. Swanson was the founder and has been the CEO of Gummy USA LLC since its inception in 2021. Mr. Swanson brings over eight years of deep experience in pharmaceutical-grade manufacturing and gummy innovation. He has successfully designed and implemented state-of-the-art production facilities across multiple international locations, and his proprietary processes deliver unmatched precision. Under his leadership, Gummy USA has not only secured significant purchase orders but also positioned itself to set a new industry benchmark for quality, regulatory compliance, and supply chain efficiency. His expertise spans automated controls, advanced fluid dynamics, and blockchain-enabled product authentication, solving critical production inefficiencies and protecting brand integrity.

There are no family relationships between any of our officers or directors. Other than the transactions in connection with the acquisition of Gummy USA LLC, there are no transactions with related persons.

On October 1, 2025, William Bossung resigned as a member of our Board of Directors.

Section 9 – Financial Statements and Exhibits.

Item 9.01Financial Statements and Exhibits.

(a)Financial Statements of business or funds acquired.

The financial statements required by this Item will be filed in an amendment to this Current Report not later than 71 days after the date that this Current Report was required to be filed.

(b)Pro forma financial information.

The financial statements required by this Item will be filed in an amendment to this Current Report not later than 71 days after the date that this Current Report was required to be filed.

(d)Exhibits

Exhibit No.	Name and/or Identification of Exhibit

10.1	Rescission Agreement and General Mutual Release dated September 26, 2025

10.2	Agreement and Plan of Merger dated September 30, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthy Extracts Inc.

Dated: October 2, 2025	/s/ Kevin “Duke” Pitts
By:Kevin “Duke” Pitts
Its:President